Exhibit 99.1

Cadence Financial Corporation Reports Fourth Quarter Profit

STARKVILLE, Miss.--(BUSINESS WIRE)--January 28, 2010--Cadence Financial Corporation (NASDAQ: CADE), a bank holding company whose principal subsidiary is Cadence Bank, N.A., today reported net income of $664,000, for the fourth quarter of 2009, compared with a loss of $2.7 million for the fourth quarter of 2008. Net income applicable to common shareholders was $12,000 for the fourth quarter of 2009 after considering the effect of $652,000 in dividends and accretion on preferred stock.

“We are pleased to see income growth in 2009’s fourth quarter considering the challenges we have faced for the past year and a half,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “We registered our lowest provision for loan losses in two years and our improved results are due in part to reducing our exposure to higher risk loans over the past year and strengthening our allowance for loan losses to cover problem credits. We have been very successful in reducing our exposure to higher risk real estate loans over the past four quarters, including loans for 1-4 speculative residential construction, land development, lots to builders, and commercial real estate loans. These higher risk real estate loan categories were down approximately $50.2 million in the last three months and down $185.4 million since the fourth quarter of last year. In addition, our allowance for loan losses rose to 4.0% at year-end 2009 and we believe it represents a solid reserve for problem credits remaining in our system.

“We also reported a lower level of charge-offs in the fourth quarter than any quarter this year; however, the weak economy continues to put pressure on our loan portfolio as reflected by the increase in nonaccrual loans and other real estate owned (OREO) compared with the linked third quarter of 2009. The majority of the increase in our non-performing loans and OREO in the latest quarter was due to previously classified credits in our Middle Tennessee market. We had a much higher concentration of large construction and development loans in this market than our other markets and they have been the major source of the increases in our non-performing assets. Our other markets are stabilizing or improving based on the slowdown in the number and dollar amount of new problem credits. We continue to be aggressive in moving problem loans through our system and believe our focus on managing loan quality issues will be the key to improving Cadence’s future profitability,” continued Mr. Mallory.

Fourth Quarter Results

Net interest income was $10.9 million in the fourth quarter of 2009 compared with $13.4 million in the fourth quarter of 2008. The decline in net interest income was due to a 6.6% decrease in average earning assets and a 39 basis point decrease in net interest margin compared with the fourth quarter of 2008. The reduction in net interest margin was due in part to building liquidity, interest reversals due to loans moved to non-accrual status and the increase in non-accrual loans. In addition, Cadence has reduced its portfolio of higher-risk real estate loans that typically have had higher interest rates. Interest reversals on loans moved to non-accrual status totaled $588,000 in the fourth quarter of 2009 and amounted to an 8 basis point reduction in the net interest margin compared with the fourth quarter of 2008. Cadence built its liquidity over the past year by accumulating deposits and investing in short-term assets. If the balances accumulated in lower-yielding short-term investments had been invested in U.S. Government agency securities, the net interest margin would have been about 24 basis points higher in the fourth quarter of 2009.

Cadence’s net interest margin improved for the second consecutive quarter and benefited from CDs repricing at lower rates. Cadence’s net interest margin rose to 2.58% in the fourth quarter of 2009, up 2 basis points from 2.56% in the third quarter of 2009. The net interest margin was 2.97% in the fourth quarter of 2008.

Cadence’s provision for loan losses was $2.9 million in the fourth quarter of 2009 compared with $10.6 million in the same period last year. The decrease in the provision for loan losses was due primarily to a significant reduction in net charge-offs compared with the fourth quarter of last year. Net charge-offs were $4.4 million in the fourth quarter of 2009 and were down substantially from net charge-offs of $22.5 million in the third quarter of 2009 and $8.0 million in the fourth quarter of 2008.

Net interest income after provision for loan losses increased to $8.0 million in the fourth quarter of 2009 compared with $2.8 million for the fourth quarter of 2008.

At December 31, 2009, the allowance for loan losses was $43.4 million, or 4.0% of total loans, compared with $44.9 million in the third quarter of 2009, or 3.8% of total loans, and $20.7 million, or 1.6% of total loans, in the fourth quarter of 2008. The Company is maintaining its allowance for loan losses at the maximum level supported by its evaluation of allowance adequacy.

Total non-interest income rose to $6.9 million in the fourth quarter of 2009 compared with $4.5 million in the fourth quarter of 2008. The increase in non-interest income was due primarily to an increase in security gains and other non-interest income, offset partially by lower services charges. Other non-interest income increased $802,000 compared with the fourth quarter of 2008. The increase was due primarily to a $599,000 gain on sale of an unused banking facility in our Mississippi market.

Non-interest expenses rose to $14.1 million compared with $12.6 million in the fourth quarter of 2008. The increase was due primarily to higher other non-interest expenses, offset partially by lower salaries and employee benefit costs. Other non-interest costs rose $1.6 million due mainly to higher costs for OREO, including OREO holding expenses, losses on the disposition of OREO and legal fees. These OREO related expenses increased to $1.1 million in the fourth quarter of 2009 compared with $567,000 in the fourth quarter of 2008. On an annual basis, these costs totaled $5.4 million in 2009 compared with $4.4 million in 2008. Other non-interest expenses also included a significant increase in FDIC insurance to $925,000 in the fourth quarter of 2009 compared with $318,000 in the fourth quarter of 2008.

“Cadence’s Board of Directors remains focused on strengthening long-term shareholder value,” continued Mr. Mallory. “In December 2009, our Board voluntarily suspended their directors’ fees and I requested that my salary be reduced by $60,000. The reduction in my salary is in addition to the $40,000 reduction that I took in early 2009. We believe these reductions in Board and management compensation highlight our focus on returning Cadence to profitability.”

Pre-tax income from continuing operations was $815,000 in the fourth quarter of 2009 compared with a pre-tax loss of $5.3 million in the fourth quarter of 2008. Net income from continuing operations was $892,000 in the fourth quarter of 2009 compared with a net loss of $2.8 million in the fourth quarter of 2008. The fourth quarter 2009 results included an income tax credit of $77,000 compared with an income tax credit of $2.5 million in the fourth quarter of 2008.

Loan Quality Metrics

“Our total non-performing loans were up from the third quarter of 2009 yet remain below the peak reached in the second quarter of this year,” continued Mr. Mallory. “We continue to take an aggressive stance in moving problem loans through our system as reflected by the increase in OREO in the latest quarter. The majority of the increase in non-performing assets in the latest quarter was isolated to credits in the Middle Tennessee market. Our other markets are showing a lower rate of growth in problem loans as evidenced by only a 4.1% increase in classified loans for all our markets in the latest three months. In addition, the percentage of 30-day past due loans has trended down all year. Our Memphis market was the first to experience major loan issues during this economic cycle and has now posted two consecutive quarters of lower balances in non-performing loans. We believe these are positive trends but our credit metrics could vary in either direction over the coming quarters due to the unpredictability of market factors.”

Total non-performing loans were $70.2 million, or 6.4% of total loans, in the fourth quarter of 2009 compared with $60.0 million, or 5.1% of total loans, in the third quarter of 2009. Substantially all of the increase in non-performing loan balances in the fourth quarter of 2009 were previously classified and reserved for, or written down, in the third quarter of 2009. The majority of the increase in non-performing loans was due to the Middle Tennessee market where we have a higher concentration of construction and development loans. Other real estate owned increased to $34.3 million in the fourth quarter of 2009 compared with $14.7 million in the third quarter of 2009. Approximately 87% of the increase in OREO was due to the addition of four large credits from the Middle Tennessee market that were added in the fourth quarter of 2009. All loans transferred to OREO in the fourth quarter of 2009 were marked to current market value and were reflected in the fourth quarter’s results. Loans 30+ days past due declined to 3.7% of total loans in the fourth quarter of 2009 compared with 6.1% of total loans at the end of the third quarter of 2009.

2009 Annual Results

Net interest income was $45.4 million in 2009 compared with $55.4 million in 2008. The decrease in net interest income was due to a 58 basis point decrease in net interest margin, partially offset by a 1.0% increase in average earning assets in 2009 compared with 2008. The provision for loan losses was $79.3 million in 2009 compared with $28.6 million in 2008.

Other income rose to $20.7 million in 2009 compared with $18.0 million in 2008. Non-interest expenses were $126.9 million in 2009 compared with $53.8 million in 2008.

Net loss from continuing operations was $110.0 million in 2009 and included a tax benefit of $30.1 million. The 2008 net loss from continuing operations was $3.8 million and included a tax benefit of $5.3 million. The 2009 results included a $66.8 million ($5.61 per diluted share) non-cash, non-recurring charge associated with the write-down of all goodwill in the first quarter of 2009. The goodwill impairment charge was required by FASB Accounting Standards Codification Topic 350 (Intangibles - Goodwill and Other) and was an accounting adjustment that did not affect cash flows, liquidity, tangible book capital, regulatory capital, regulatory capital ratios and will not affect future operations. There was no comparable impairment charge in 2008.

As part of the year-end closing process in 2009, Cadence evaluated its deferred tax assets that had been accumulated from losses to determine if a valuation allowance was required as of December 31, 2009. Based on the Company’s projections for the next five years, the components of the deferred tax asset and the Company’s ability to use its net operating loss tax carry-forwards, a valuation allowance of $601,000 was created relating to state operating loss carry-forwards. The valuation of the deferred tax asset for federal purposes was not affected.

Cadence sold its insurance business effective August 31, 2009, and it was included as discontinued operations in the fourth quarter and year-end financial results. Net income from discontinued operations was $57,000, or $0.00 per share, in 2009 compared with net income from discontinued operations of $428,000, or $0.04 per share, in 2008.

Cadence reported a net loss applicable to common shareholders of $112.2 million, or $9.42 per diluted share, in 2009 compared with a net loss of $3.4 million, or $0.28 per diluted share in 2008.

Conference Call

Cadence Financial Corporation will provide an online, real-time webcast and rebroadcast of its fourth quarter results conference call to be held tomorrow, January 29, 2010. The live broadcast will be available online at www.cadencebanking.com under investor information as well as www.streetevents.com beginning at 10:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.8 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31,

($ in thousands, except share data)

	2009	2008
ASSETS:

Cash and Due From Banks	$17,450	$37,207
Interest Bearing Deposits Due From Banks	249,460	14,403
Total Cash and Due From Banks	266,910	51,610

Securities:
Securities Available-for-Sale	343,392	415,071
Securities Held-to-Maturity	2,671	21,358
Total Securities	346,063	436,429

Federal Funds Sold and Securities Purchased Under Agreements To Resell	30,125	9,623

Other Earning Assets	19,978	19,102

Loans	1,091,477	1,328,329
Less: Allowance for Loan Losses	(43,422)	(20,730)
Net Loans	1,048,055	1,307,599

Premises and Equipment, Net	31,247	33,409
Interest Receivable	7,338	9,714
Other Real Estate Owned	34,259	18,691
Goodwill and Other Intangibles	1,384	68,849
Other Assets	59,096	24,243
Total Assets	$1,844,455	$1,979,269

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$170,722	$181,191
Interest-Bearing Deposits	1,329,088	1,279,968
Total Deposits	1,499,810	1,461,159
Interest Payable	2,046	2,892
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	87,432	98,527
Federal Home Loan Bank Borrowings	95,000	188,357
Subordinated Debentures	30,928	30,928
Other Liabilities	9,485	11,841
Total Liabilities	1,724,701	1,793,704

SHAREHOLDERS' EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at December 31, 2009	42,097	-
Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,912,564 Shares at December 31, 2009 and 11,914,814 Shares at December 31, 2008	11,913	11,915
Surplus and Undivided Profits	63,099	173,413
Accumulated Other Comprehensive Income	2,645	237
Total Shareholders' Equity	119,754	185,565
Total Liabilities and Shareholders' Equity	$1,844,455	$1,979,269

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS		FOR THE TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2009	2008	2009	2008
INTEREST INCOME:

Interest and Fees on Loans	$14,163	$18,438	$61,802	$81,533
Interest and Dividends on Investment Securities	3,987	5,116	18,320	20,832
Other Interest Income	84	20	357	355
Total Interest Income	18,234	23,574	80,479	102,720

INTEREST EXPENSE:

Interest on Deposits	5,966	7,591	27,656	35,682
Interest on Borrowed Funds	1,398	2,601	7,391	11,648
Total Interest Expense	7,364	10,192	35,047	47,330
Net Interest Income	10,870	13,382	45,432	55,390
Provision for Loan Losses	2,868	10,596	79,328	28,599
Net Interest Income After Provision for Loan Losses	8,002	2,786	(33,896)	26,791

OTHER INCOME:

Service Charges on Deposit Accounts	2,026	2,342	8,375	9,133
Trust Department Income	621	621	2,121	2,305
Mortgage Loan Fee Income	177	173	1,056	1,156
Other Non-Interest Income	1,961	1,159	5,978	4,984
Gains (Losses) on Securities - Net	2,111	165	3,173	385
Total Other Income	6,896	4,460	20,703	17,963

OTHER EXPENSE:

Salaries and Employee Benefits	6,192	6,309	27,176	27,142
Net Premises and Fixed Asset Expense	1,977	1,901	7,659	7,600
Impairment Loss on Goodwill	-	-	66,542	-
Other Operating Expense	5,914	4,363	25,551	19,099
Total Other Expense	14,083	12,573	126,928	53,841

Income (Loss) From Continuing Operations, Before Income Taxes	815	(5,327)	(140,121)	(9,087)
Applicable Income Tax Expense (Benefit)	(77)	(2,523)	(30,130)	(5,303)
Net Income (Loss) From Continuing Operations	892	(2,804)	(109,991)	(3,784)

Income (Loss) From Discontinued Operations, Before Income Taxes	(208)	161	441	712
Applicable Income Tax Expense (Benefit)	20	73	384	284
Net Income From Discontinued Operations	(228)	88	57	428

Net Income (Loss)	664	(2,716)	(109,934)	(3,356)
Preferred Stock Dividend and Accretion of Discount	652	-	2,278	-

Net Income (Loss) Applicable to Common Shareholders	$12	$(2,716)	$(112,212)	$(3,356)

Net Income (Loss) Per Share From Continuing Operations - Basic	$0.07	$(0.24)	$(9.23)	$(0.32)

Net Income (Loss) Per Share From Continuing Operations - Diluted	$0.07	$(0.23)	$(9.23)	$(0.32)

Net Income (Loss) Per Share From Discontinued Operations - Basic and Diluted	$(0.02)	$0.01	$0.00	$0.04

Net Income (Loss) Per Share - Basic and Diluted	$0.06	$(0.23)	$(9.23)	$(0.28)

Net Income (Loss) Applicable to Common Shareholders Per Share - Basic and Diluted	$0.00	$(0.23)	$(9.42)	$(0.28)

Average Weighted Common Shares:
Basic	11,912,564	11,908,978	11,913,119	11,907,114
Diluted	11,912,564	11,934,420	11,913,618	11,930,979

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED DECEMBER 31:	2009	2008

Net Income (Loss) Applicable to Common Shareholders	$12	$(2,716)
Basic and Diluted Net Income (Loss) Per Common Share	-	(0.23)
Cash Dividends Per Common Share	-	0.05

ANNUALIZED RETURNS
Return on Average Assets	0.0%	-0.5%
Return on Average Equity	0.0%	-5.8%

FOR THE TWELVE MONTHS ENDED DECEMBER 31:	2009	2008

Net Income (Loss) Applicable to Common Shareholders	$(112,212)	$(3,356)
Basic and Diluted Net Income (Loss) Per Common Share	(9.42)	(0.28)
Cash Dividends Per Common Share	0.05	0.60

ANNUALIZED RETURNS
Return on Average Assets	-5.8%	-0.2%
Return on Average Equity	-80.0%	-1.8%

SELECTED BALANCES AT DECEMBER 31:	2009	2008

Total Assets	$1,844,455	$1,979,269
Deposits and Securities Sold Under Agreements to Repurchase	1,537,242	1,509,686
Loans	1,091,477	1,328,329
Total Securities	346,063	436,429
Shareholders' Equity	119,754	185,565
Closing Market Price Per Common Share	1.75	4.66
Book Value Per Common Share	6.52	15.57
Tangible Equity	118,370	116,716
Tangible Book Value Per Common Share	6.40	9.80

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF DECEMBER 31, 2009:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	30%	11%	7%	25%	12%	12%	3%	100%

DEPOSITS	55%	10%	2%	14%	6%	11%	2%	100%

AS OF DECEMBER 31, 2008:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	28%	10%	6%	26%	16%	11%	3%	100%

DEPOSITS	66%	10%	1%	11%	5%	5%	2%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		12/31/09			9/30/09
		Balance	% of Total		Balance	% of Total
Mississippi		$ 204,742	26%		$ 216,166	25%
Tuscaloosa		100,304	13%		103,280	12%
Birmingham		57,220	7%		67,720	8%
Memphis		169,056	21%		185,280	21%
Middle Tennessee		88,732	11%		121,558	14%
Florida		119,407	15%		122,728	14%
Georgia		23,758	3%		25,544	3%
Administration		30,417	4%		29,496	3%
Total		$ 793,636	100%		$ 871,772	100%

CADENCE FINANCIAL CORPORATION

($ in thousands)

	12/31/09		9/30/09		12/31/08
LOAN BALANCES BY TYPE:
Commercial and Industrial	$185,466		$194,662		$219,236
Personal	20,177		21,223		30,921
Real Estate:
Construction	30,000		59,372		179,381
Commercial Real Estate	612,707		657,668		670,595
Real Estate Secured by Residential Properties	129,040		130,424		130,060
Mortgage	21,889		24,308		29,702
Total Real Estate	793,636		871,772		1,009,738
Other	92,198		92,084		68,434
Total	$1,091,477		$1,179,741		$1,328,329

ASSET QUALITY DATA:
Nonaccrual Loans	$64,601		$55,899		$28,173
Loans 90+ Days Past Due	5,582		4,085		3,469
Total Non-Performing Loans	70,183		59,984		31,642
Other Real Estate Owned	34,259		14,760		18,691
Total Non-Performing Assets	$104,442		$74,744		$50,333

Non-Performing Loans to Total Loans	6.4%	*	5.1%		2.4%
Non-Performing Assets to Total Loans and OREO	9.3%		6.3%		3.7%
Allowance for Loan Losses to Non-Performing Loans	61.9%		74.9%		65.5%
Allowance for Loan Losses to Total Loans	4.0%		3.8%		1.6%
Classified Assets to Capital	152.8%	**	131.0%	***	54.5%
Classified Loans to Capital	124.2%	**	118.3%	***	44.4%
Classified Loans to Total Loans	13.6%		12.1%		6.2%
Loans 30+ Days Past Due to Total Loans (loans not included in non-performing loans)	3.7%		6.1%		2.8%
YTD Net Charge-offs to Average Loans YTD	4.6%		4.1%		1.7%

NET CHARGE-OFFS FOR QUARTER	$4,385		$22,487		$8,012

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$135		$149		$145

* Substantially all of the increase in non-performing loan balances in the fourth quarter of 2009 were previously classified and reserved for or written down in the third quarter of 2009.

** Includes the effect of write-off of goodwill in the first quarter of 2009. Without the goodwill impairment charge, the ratio of classified assets to capital was 98.2% and classified loans to capital was 79.9%.

*** Includes the effect of write-off of goodwill in the first quarter of 2009. Without the goodwill impairment charge, the ratio of classified assets to capital was 84.3% and classified loans to capital was 76.2%.

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	12/31/09	12/31/08	9/30/09	12/31/09	12/31/08
EARNING ASSETS:
Net loans	$ 1,143,881	$ 1,345,063	$ 1,220,948	$ 1,237,411	$ 1,350,870
Federal funds sold and other interest-bearing assets	168,982	8,921	138,279	160,353	17,774
Securities:
Taxable	356,714	330,069	398,883	369,295	325,761
Tax-exempt	3,685	106,731	37,147	56,965	110,691
Totals	1,673,262	1,790,784	1,795,257	1,824,024	1,805,096

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,245,154	1,238,225	1,313,378	1,328,433	1,238,156
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	217,898	359,782	260,570	273,589	370,358
Totals	1,463,052	1,598,007	1,573,948	1,602,022	1,608,514

Net amounts	$ 210,210	$ 192,777	$ 221,309	$ 222,002	$ 196,582

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	12/31/09	12/31/08	9/30/09	12/31/09	12/31/08
EARNING ASSETS:
Net loans	$ 14,163	$ 18,438	$ 15,464	$ 61,802	$ 81,533
Federal funds sold and other interest-bearing assets	84	20	90	357	355
Securities:
Taxable	3,943	4,055	4,210	16,026	16,296
Tax-exempt	44	1,061	398	2,294	4,536
Totals	18,234	23,574	20,162	80,479	102,720

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	5,966	7,591	6,817	27,656	35,682
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	1,398	2,601	1,760	7,391	11,648
Totals	7,364	10,192	8,577	35,047	47,330

Net amounts	$ 10,870	$ 13,382	$ 11,585	$ 45,432	$ 55,390

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	12/31/09	12/31/08	9/30/09	12/31/09	12/31/08
EARNING ASSETS:
Net loans	4.91	5.45	5.02	4.99	6.04
Federal funds sold and other interest-bearing assets	0.20	0.89	0.26	0.22	2.00
Securities:
Taxable	4.39	4.89	4.19	4.34	5.00
Tax-exempt	4.76	3.95	4.25	4.03	4.10
Totals	4.32	5.22	4.46	4.41	5.68

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1.90	2.44	2.06	2.08	2.88
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2.55	2.88	2.68	2.70	3.15
Totals	2.00	2.54	2.16	2.19	2.94

Net margin	2.58	2.97	2.56	2.49	3.07

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	7.33	6.08	6.55	6.20	6.31
Total earning assets	4.33	5.36	4.50	4.48	5.83
Net margin	2.58	3.10	2.61	2.56	3.20

Tax equivalent income (in thousands)	$24	$571	$215	$1,235	$2,443

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258